EX-99.(2)(a)(2)

CONFIDENTIAL	Limited Liability Company Agreement

GOLDMAN SACHS PRIVATE MARKETS FUND

2018 (B) LLC

Amended and Restated

Limited Liability Company Agreement

Dated as of [•], 2018

GOLDMAN SACHS PRIVATE MARKETS FUND 2018 (B) LLC

TABLE OF CONTENTS

ARTICLE 1 —DEFINITIONS			1

1.1	Definitions		1

ARTICLE 2 —ORGANIZATION; POWERS			1

2.1	Formation of Limited Liability Company		1
	2.1.1	Formation	1
	2.1.2	Admission	1
	2.1.3	Name	1
	2.1.4	Address	1

2.2	Purpose; Powers		2

ARTICLE 3 —MEMBERS, VOTING, AND CONSENTS			2

3.1	Names, Addresses and Subscriptions		2

3.2	Status of Members		2
	3.2.1	Limited Liability	2
	3.2.2	Effect of Death, Dissolution or Bankruptcy	2
	3.2.3	No Control of Company	3
	3.2.4	Dual Status	3

3.3	Admission of New Members; Commitments		3
	3.3.1	Initial Closing Date	3
	3.3.2	Subsequent Closings	3
	3.3.3	Drawdowns	4

3.4	Management and Control of Company		5
	3.4.1	Board of Managers	5
	3.4.2	Committees of Board of Managers	7
	3.4.3	Management by the Board	7
	3.4.4	Powers of Board	8
	3.4.5	Related Party Transactions	9

3.5	Withholding and Company Taxes		9

3.6	Activities of Members		10

3.7	Meetings of Members		10
	3.7.1	Place of Meetings	10
	3.7.2	Meetings	10
	3.7.3	Business at Meetings	10
	3.7.4	Quorum; Adjournments	11

3.8	Waiver of Notice		11

3.9	Member Voting and Consents		11

ARTICLE 4 —INVESTMENTS AND ACTIVITIES			12
4.1	Investment Objectives		12

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4.2	Borrowing		12
	4.2.1	General	12
	4.2.2	Member Acknowledgements	13
	4.2.3	Beneficiary Rights	13

4.3	Preferred Units		13

4.4	Distributions; Recycling		14
	4.4.1	Distributions	14
	4.4.2	Recycling; Recall of Distributions	14

4.5	Allocations		15
	4.5.1	Maintenance of Capital Accounts	15
	4.5.2	Allocations to Capital Accounts	15
	4.5.3	Tax Allocations	15
	4.5.4	Determinations by the Board	16

ARTICLE 5 —FEES AND EXPENSES; ADVISORY AGREEMENT			16

5.1	Company Expenses		16

5.2	Investment Management Agreement		17

ARTICLE 6 —CAPITAL OF THE COMPANY			17

6.1	Obligation to Contribute		17
	6.1.1	General	17
	6.1.2	Investment Period	17
	6.1.3	No Interest	18

6.2	Failure To Make Required Payment		18
	6.2.1	Default	18

ARTICLE 7 —DURATION OF THE COMPANY			18

7.1	Term and Termination of the Company		18

7.2	Sale or Merger		19

ARTICLE 8 —LIQUIDATION OF ASSETS ON DISSOLUTION			19

8.1	General		19

8.2	Liquidating Distributions; Priority		20

8.3	Duration of Liquidation		20

8.4	Liability for Returns		20

8.5	Post-Dissolution Investments and Drawdowns		20

ARTICLE 9 —LIMITATIONS ON TRANSFERS OF UNITS; REQUIRED TRANSFERS			20

9.1	Transfers of Units		20
	9.1.1	General	20
	9.1.2	Consent of Company	21
	9.1.3	Required Representations by Parties	21
	9.1.4	Other Prohibited Legal Consequences	21
	9.1.5	Mandatory Repurchase	22

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	9.1.6	Opinion of Counsel	22
	9.1.7	Reimbursement of Transfer Expenses	22

9.2	Admission of Substituted Members		22
	9.2.1	General	22
	9.2.2	Effect of Admission	22
	9.2.3	Non-Compliant Transfer	23

ARTICLE 10 —LIMITATION OF LIABILITY AND INDEMNIFICATION			23

10.1	Limitation of Liability		23

10.2	Indemnification		23

10.3	Right to Advancement of Expenses		23

10.4	Right to Indemnified Person to Bring Suit		24

10.5	Indemnification Not Exclusive		24

10.6	Company Obligations; Reliance		25

10.7	Nature of Rights		26

10.8	Insurance		26

10.9	Limitation by Law		26

ARTICLE 11 —AMENDMENTS			26

11.1	Amendments		26
	11.1.1	By Consent	26
	11.1.2	Consent to Amend Special Provisions	27

ARTICLE 12 —ADMINISTRATIVE PROVISIONS			27

12.1	Keeping of Accounts and Records; Certificate of Formation		27
	12.1.1	Accounts and Records	27
	12.1.2	Certificate of Formation	27

12.2	Inspection Rights		27

12.3	Valuation		27

12.4	Notices		28

12.5	Accounting Provisions		28
	12.5.1	Fiscal Year	28
	12.5.2	Independent Auditors	28

12.6	Tax Provisions		28
	12.6.1	Partnership Status of Company	28
	12.6.2	Tax Information	29
	12.6.3	Tax Matters and Elections	29

12.7	General Provisions		31
	12.7.1	Power of Attorney	31
	12.7.2	Binding on Successors	32
	12.7.3	Governing Law	32
	12.7.4	Submission to Jurisdiction; Venue; Waiver of Jury Trial	32

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12.7.5	Waiver of Partition	32
12.7.6	Confidentiality	33
12.7.7	Compliance with Laws	35
12.7.8	Fixing the Record Date	35
12.7.9	Notices to Members	36
12.7.10	Contract Construction; Headings; Counterparts	36

Signature Pages of Members

Appendix I	Definitions

Appendix II	Member Acknowledgments

Schedule A	Schedule of Managers

Schedule B	Schedule of Officers

-iv-

GOLDMAN SACHS PRIVATE MARKETS FUND 2018 (B) LLC

LIMITED LIABILITY COMPANY AGREEMENT

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Goldman Sachs Private Markets Fund 2018 (B) LLC (the “Company”), is entered into as of [•], 2017, by and among the Company and those Persons who have entered into Subscription Agreements with the Company for the purchase of common units of limited liability company interests (collectively, the “Common Units”) in the Company.

ARTICLE 1 —DEFINITIONS

1.1	DEFINITIONS.

Capitalized terms used herein and not otherwise defined have the meanings assigned to them in Appendix I hereto. Appendix I also indicates other sections of this Agreement in which certain other terms used in this Agreement are defined.

ARTICLE 2 —ORGANIZATION; POWERS

2.1	FORMATION OF LIMITED LIABILITY COMPANY.

2.1.1	Formation.

The Company was formed as a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation of the Company on October 3, 2017 with the Delaware Secretary of State (as amended from time to time hereafter, the “Certificate”).

2.1.2	Admission.

Each Person who is to be admitted as a Member pursuant to this Agreement shall accede to this Agreement by, and shall be admitted to the Company as a Member upon, executing a Subscription Agreement or other written document pursuant to which such Person agrees to become a Member and be bound by this Agreement following the Company’s acceptance of such document, and a counterpart signature page to this Agreement, which shall not require the consent or approval of any other Member. The Company shall make any necessary filings with the appropriate governmental authorities and take such actions as are necessary under applicable law to effectuate such admission. Each such agreement and/or document described in this 2.1.2 may be executed on behalf of a Member by an authorized representative of the Company, as attorney-in-fact for such Member, with the same force and effect as if executed directly by the Member.

2.1.3	Name.

The name of the Company is “Goldman Sachs Private Markets Fund 2018 (B) LLC.”

2.1.4	Address.

The Company shall maintain a registered office at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or such other place as the Company may from time to time determine. The principal place of business of the Company shall be 200 West Street, New York, New York 10282-2198, or such other place as the Company may determine from time to time.

2.2	PURPOSE; POWERS.

In furtherance of the investment objectives of the Company, the Company may engage in any lawful act or activity for which limited liability companies may be formed under the laws of the State of Delaware and shall have all the powers available to it as a limited liability company formed under the laws of the State of Delaware.

ARTICLE 3 —MEMBERS, VOTING, AND CONSENTS

3.1	NAMES, ADDRESSES AND SUBSCRIPTIONS.

The name, address and e-mail address, the number and class of Units held and the Commitment and Undrawn Commitment of each Member are set forth in the books and records of the Company. The Company shall maintain such books and records in a manner consistent with this Agreement and shall cause such books and records to be revised to reflect (a) the admission of any additional or substituted Member occurring pursuant to the terms of this Agreement; (b) the withdrawal, or partial withdrawal, of any Member pursuant to the terms of this Agreement; (c) any change in the identity, address or e-mail address of a Member; or (d) any changes in the number of Units owned, the Member’s Commitment or Undrawn Commitment occurring pursuant to the terms of this Agreement.

3.2	STATUS OF MEMBERS.

3.2.1	Limited Liability.

No Member or former Member (as defined below), in its capacity as such, shall be liable for any of the debts, liabilities or obligations of the Company except as provided in 3.2.1 and to the extent otherwise required by law. Each Member and former Member shall be required to pay to the Company (a) any Commitments that it has agreed to make to the Company pursuant to this Agreement and the applicable Subscription Agreement; (b) the amount of any distribution that it is required to return to the Company pursuant to this Agreement (including 4.4.2) or the Delaware Limited Liability Company Act (the “Delaware Act”); and (c) the unpaid balance of any other payments that it is expressly required to make to the Company pursuant to this Agreement (including, for the avoidance of doubt, under 3.5 or pursuant to the applicable Subscription Agreement, as the case may be).

As used in this Agreement, “former Members” refers to such Persons who hereafter, from time to time, cease to be Members pursuant to the terms and provisions of this Agreement.

3.2.2	Effect of Death, Dissolution or Bankruptcy.

Upon the death, incompetence, bankruptcy, insolvency, liquidation or dissolution of a Member, the rights and obligations of such Member under this Agreement, to the maximum extent permitted by law, shall inure to the benefit of, and shall be binding upon, such Member’s successor(s), estate or legal representative. Each such Person shall be treated as provided in the second sentence of 9.2.2 unless and until such Person is admitted as a substituted Member pursuant to 9.2. Any Transfer of the Units so acquired by such successor, estate or legal representative shall be subject to the requirements of Article 9.

3.2.3	No Control of Company.

Except as otherwise provided herein, no Member shall have the right or power to: (a) withdraw its contributions to the capital of the Company or reduce its Commitment; (b) to the maximum extent permitted by law, cause the dissolution and winding up of the Company or (c) demand property in return for its capital contributions. No Member, in its capacity as such, shall take any part in the control of the affairs of the Company, undertake any transactions on behalf of the Company, or have any power to sign for or otherwise to bind the Company.

3.2.4	Dual Status.

A Member may hold both Common Units and, if issued, Preferred Units. A Member who holds both Common Units and Preferred Units shall be treated separately as a Common Unitholder with respect to its Common Units and as a Preferred Unitholder with respect to its Preferred Units, except as otherwise provided in this Agreement.

3.3	ADMISSION OF NEW MEMBERS; COMMITMENTS.

3.3.1	Initial Closing Date.

Common Unitholders acquiring Common Units will each enter into a Subscription Agreement pursuant to which the Common Unitholder will agree to purchase Common Units for an aggregate purchase price equal to the portion of its requested capital commitment to the Company that is accepted by the Company (its “Commitment”) on the Initial Closing Date, subject to the terms of this Agreement.

3.3.2	Subsequent Closings.

The Company may hold one or more closings subsequent to the Initial Closing Date (each date on which a subsequent closing is held, a “Subsequent Closing Date”) on or prior to the Final Closing Date. Upon or following the acceptance of a Common Unitholder’s Commitment on any Subsequent Closing Date, such Common Unitholder shall be required to purchase from the Company a number of Common Units with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Units by the Common Unitholder, such Common Unitholder’s Contributed Capital Percentage shall be equal to the Contributed Capital Percentage of each prior Common Unitholder (other than any Affiliate of GS Group, any Defaulting Unitholders or any Common Unitholders that subscribed on prior Subsequent Closing Dates and have not yet funded the Adjusted Purchase Price) (the “Adjusted Purchase Price”). Such Common Units may be required to be purchased on any date on or following the applicable Subsequent Closing Date and on or prior to the next Drawdown Date (any such date, a “Catch-Up Date”). Any Common Unitholder increasing its Commitment on any Subsequent Closing Date shall be treated as it were making a new Commitment to the Company.

Upon payment of the Adjusted Purchase Price by an applicable Common Unitholder on a Catch-Up Date, the Company shall issue to such Common Unitholder a number of Common Units determined by dividing (x) the Adjusted Purchase Price for such Common Unitholder by (y) the then-current NAV per Unit. For the avoidance of doubt, in the event that a Catch-Up Date and a Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this 3.3.2) shall be deemed to have occurred immediately prior to the relevant Drawdown Date.

“Contributed Capital” means (i) in respect of all Common Unitholders taken together, the aggregate amount of capital contributions that have been made by all Common Unitholders to the Company in respect of their Common Units, and (ii) in respect of any Common Unitholder, the aggregate amount of capital contributions that have been made by such Common Unitholder to the Company in respect of Common Unitholder’s Common Units.

“Contributed Capital Percentage” means, with respect to a Common Unitholder, the percentage determined by dividing such Common Unitholder’s Contributed Capital by such Common Unitholder’s Commitment.

At each Drawdown Date following any Subsequent Closing Date, all Common Unitholders, including Common Unitholders whose Commitments were accepted on such Subsequent Closing Date, shall purchase Common Units in accordance with the standard provisions for Drawdown Dates described in 3.3.3.

3.3.3	Drawdowns.

Common Unitholders agree to purchase Common Units for an aggregate purchase price equal to their respective Undrawn Commitments, payable at such times and in such amounts as required by the Company following receipt of the required notice, as described below. Each Common Unitholder will be required to make capital contributions (up to the amount of its Undrawn Commitment) to purchase Common Units each time the Company delivers a drawdown notice, which will be delivered in respect of such Commitment at least ten (10) calendar days’ prior to the required funding date (a “Funding Deadline”) (except that an initial funding may be required immediately upon the Initial Closing Date). Each Common Unitholder and the Company agree that no later than the tenth (10th) calendar day following a Funding Deadline (a “Drawdown Date”), such Common Unitholder shall purchase from the Company, and the Company shall issue to such Common Unitholder, a number of Common Units equal to the Drawdown Unit Amount at an aggregate price equal to the Drawdown Purchase Price; provided, however, that in no circumstance will a Common Unitholder be required to purchase Common Units for an amount in excess of its Undrawn Commitment.

The obligation of Common Unitholders to fund Undrawn Commitment is without defense, counterclaim or offset of any kind.

“Drawdown Purchase Price” shall mean, for each Drawdown Date with respect to a Common Unitholder, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Commitments being drawn down by the Company from all Common Unitholders on that Drawdown Date, by (ii) a fraction, the numerator of which is the Undrawn Commitment of such Common Unitholder and the denominator of which is the aggregate Undrawn Commitments of all Common Unitholders that are not Defaulting Unitholders.

“Drawdown Unit Amount” shall mean, for each Drawdown Date with respect to a Common Unitholder, a number of Common Units determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date by (ii) the applicable then-current NAV per Unit. The NAV per Unit for the Initial Drawdown Date shall be deemed to be $20.

“Undrawn Commitment” shall mean, with respect to a Common Unitholder, the amount of such Common Unitholder’s Commitment as of any date reduced by the aggregate amount of capital contributions made by that Common Unitholder at all previous Drawdown Dates and Catch-Up Dates and amounts reinvested by the Company (excluding Recyclable Amounts), and increased by any distributions made by the Company to such Common Unitholder that represent Recyclable Amounts or Recallable Amounts, each as defined in 4.4.2.

For the avoidance of doubt, “then-current NAV per Unit” as set forth in this 3.3 will consist of the NAV per Unit calculated in accordance with the valuation procedures adopted by the Company, as may be amended from time to time.

3.4	MANAGEMENT AND CONTROL OF COMPANY.

3.4.1	Board of Managers

(a)

The Company’s board of managers (the “Board of Managers” or the “Board”) will be composed of at least four managers (each, a “Manager”), unless increased or decreased by a majority of the Managers. Managers need not be Members. The Board shall elect a Chair of the Board (the “Chair of the Board”), who shall have the powers and perform such duties as provided in this Agreement and as the Board may from time to time prescribe.

(b)

Notwithstanding anything to the contrary herein, to the extent required by the Investment Company Act, at any time when there are outstanding Preferred Units, the Preferred Unitholders shall have the right, as a class, to elect (i) two additional Managers to the Board, but shall not elect or vote for the other Managers, and (ii) if and for so long as dividends on the Preferred Units are unpaid in an amount equal to two full years of dividends on the Preferred Units, a majority of the Managers, such majority to be achieved by adding sufficient number of new Managers to the Board, all of whom are elected by the Preferred Unitholders, who, together with the Managers set forth in clause (i), will constitute a majority of the Managers (such Managers under clause (i) or (ii), as applicable, the “Preferred Appointed Managers”). In the event any Preferred Units are issued and outstanding, the Preferred Unitholders shall be entitled to elect the Preferred Appointed Managers at a meeting of the Unitholders, which shall be called in the manner as provided in 3.7.

(c)

Regular meetings of the Board may be held at such places and times as shall be determined from time to time by the Board. Special meetings of the Board may be called by the Chair of the Board or the President of the Company (the “President”), and shall be called by the President or the Secretary of the Company (the “Secretary”) if directed by a majority of the Managers then in office, and shall be at such places and times as such Person(s) calling such meeting shall fix. Notice need not be given of regular meetings of the Board. Either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of a special meeting may be required and shall be given in accordance with the rules determined by the Board. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

(d)

A majority of the total number of Managers then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by law, or by this Agreement, the act of a majority of the Managers present (including Managers present by telephone or other electronic means) at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the Managers present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned; provided, however, that this paragraph shall not apply to any action of the Board that requires the vote of the Managers to be cast in person at a meeting pursuant to the Investment Company Act.

(e)

Except as otherwise provided by law or by this Agreement, any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting; provided, however, that this shall not apply to any action of the Board that requires the vote of the Managers to be cast in person at a meeting pursuant to the Investment Company Act.

(f)

Except as otherwise provided by law or by this Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a majority of the members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the records of the proceedings of the Board; provided, however, that this shall not apply to any action of the Board that requires the vote of the Managers to be cast in person at a meeting pursuant to the Investment Company Act.

(g)	As of the date of this Agreement, the names of Managers are set forth on Schedule A. Each Manager will hold office until his or her death, resignation, retirement, disqualification or removal.

(h)

A Manager may resign from the Board at any time upon notice given in writing or by electronic transmission to the Board, the Chair of the Board, the President or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation. Any or all of the Managers may be removed (a) for any reason by the action of at least 66 2/3% of the remaining Managers or (b) only for cause and by vote of at least 66 2/3% in voting power of all the then-outstanding Units of the Company, voting together as a single class; provided, however, that any or all of the Preferred Appointed Managers may be removed only for cause and only by the affirmative vote of at least 66 2/3% in voting power of all the then-outstanding Preferred Units of the Company.

(i)

Except as otherwise provided by applicable law, including the Investment Company Act, any newly created manager position on the Board that results from an increase in the number of Managers, and any vacancy occurring in the Board that results from the death, resignation, retirement, disqualification or removal of a Manager or other cause, may be filled exclusively by the affirmative vote of a majority of the remaining Managers in office, although less than a quorum, or by a sole remaining Manager. Any Manager elected to fill a vacancy or newly created manager position shall hold office until his or her death, resignation, retirement, disqualification or removal, in accordance with the terms of this Agreement.

(j)

Subject to the limitations of Section 17(h) of the Investment Company Act, a member of the Board, or a member of any committee designated by the Board shall, in the performance of such Person’s duties, be fully protected in relying in good faith upon records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s Officers, or committees of the Board, or by any other Person as to matters the member reasonably believes are within such other Person’s professional or expert competence.

(k)

The Managers shall have the same fiduciary duties (including the application of the business judgment rule) as directors of private corporations for profit organized under the general corporation law of the State of Delaware.

3.4.2	Committees of Board of Managers

(a)

The Board may designate one or more committees, including an Audit Committee (the “Audit Committee”) and such other committees as the Board shall from time to time designate, each such committee to consist of one or more of the Managers of the Company. The Board may designate one or more additional committees to examine particular issues relating to the Board’s oversight responsibilities, from time to time.

(b)

Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of the greater of one-third or two members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member of the committee and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member; provided, however, that if required by the terms of this Agreement or the Investment Company Act, such appointed member shall be a Manager who is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) (an “Independent Manager”).

3.4.3	Management by the Board.

(a)

The management, policies and affairs of the Company shall be managed by or under the direction of the Board; provided, however, that subject to the Investment Company Act and applicable law, the Board may delegate its rights and powers to third parties, including the Investment Manager, as it may determine. Unless otherwise specified in this Agreement, consent or approval by the Company shall be determined by the Board.

(b)

The Board may appoint and elect (as well as remove or replace with or without cause), as it deems necessary, a President, Vice Presidents (including Executive Vice Presidents), a Treasurer, a Chief Financial Officer, a Secretary, a Chief Compliance Officer and any other officer of the Company the Board determines to be necessary or advisable (collectively, the “Officers”). The names of each Officer and such Officer’s position as of the date hereof are listed on Schedule B.

(c)	The Officers shall perform such duties and may exercise such powers as may be assigned to them by the Board.

(d)

Unless the Board decides otherwise, if the title of any Person authorized to act on behalf of the Company under this 3.4.3 is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such Person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this 3.4.3. Any number of titles may be held by the same Person. Any delegation pursuant to this 3.4.3 may be revoked at any time by the Board.

(e)	The Board may authorize any Person, including any Officer, to sign on behalf of the Company.

3.4.4	Powers of Board.

Except as otherwise explicitly provided herein, the Board shall have the power on behalf and in the name of the Company to implement the objectives of the Company and to exercise any rights and powers the Company may possess, including the power to cause the Company to (a) make any elections available to the Company under applicable tax or other laws; (b) make any investments permitted under this Agreement; (c) satisfy any Company obligations (such as payment of any management fee payable to the Investment Manager (the “Management Fee”), any distribution and/or servicing fee payable to Goldman Sachs (the “Distribution and Servicing Fee”) and Company Expenses); or (d) make any disposition of Company assets. Notwithstanding any other provision of this Agreement, without the consent of any Member or other Person being required, subject to the Investment Company Act and applicable law, the Company is hereby authorized to execute, deliver and perform, and the Board on behalf of the Company is hereby empowered to authorize an Officer of the Company or other representative to execute and deliver: (i) a Subscription Agreement with each Member; (ii) the Investment Management Agreement; (iii) the Placement Agent Agreement; (iv) the Transfer Agency Agreement; (iv) any amendment of any such document (to the extent such amendment is approved in accordance with the terms of the relevant agreement and is consistent with the terms of this Agreement); and (v) any other agreement, document or other instrument contemplated thereby or related thereto (to the extent that such other agreement, document or other instrument is consistent with the terms of the relevant agreement or this Agreement). Such authorization shall not be deemed a restriction on the power of the Board to cause the Company to enter into other documents. Notwithstanding anything expressed or implied to the contrary in this Agreement, the Board shall not (i) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Units for purposes of Treasury Regulation Section1.7704-1(d)(1) or (ii) take any action that would have the effect of causing the Company (A) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (B) otherwise to be treated as a corporation for federal income tax purposes.

3.4.5	Related Party Transactions.

The Audit Committee will conduct quarterly reviews of potential related party transactions brought to its attention and, during such reviews, will consider any conflicts of interest brought to its attention pursuant to the Company’s Code of Ethics.

As provided in 5.2, the Company has been authorized to enter into the Investment Management Agreement with the Investment Manager. The Company has also been authorized to enter into a Transfer Agency Agreement with Goldman Sachs, in its capacity as transfer agent for the Company (the “Transfer Agency Agreement”), and a Placement Agent Agreement with Goldman Sachs, in its capacity as Placement Agent for the Company (the “Placement Agent Agreement”).

3.5	WITHHOLDING AND COMPANY TAXES.

(a)

The Company in its discretion may withhold and pay any taxes with respect to any Member, and any such taxes may be withheld from any distribution otherwise payable to such Member. If no sufficiently large distribution is imminent, the Board may require the relevant Member promptly to reimburse the Company for the amount of any such tax payable by the Company on behalf of such Member and, if such tax has already been paid by the Company, interest thereon at a floating rate of interest equal to Prime plus two percent (2%) per annum, or such other commercially reasonable rate as determined by the Board in its discretion, from the date of such tax payment until but not including the date such amount is reimbursed by such Member. No such reimbursement will be considered a capital contribution for purposes of this Agreement, nor shall any requirement that any such reimbursement be paid be considered a capital call.

(b)

Taxes withheld on amounts directly or indirectly payable to the Company or subsidiary pass-through vehicles and taxes otherwise paid by the Company or subsidiary pass-through vehicles shall, except as otherwise provided herein, be treated for purposes of this Agreement as distributed to the appropriate Members and paid by the appropriate Members to the relevant taxing jurisdiction. In addition, the Board may in its discretion deem taxes paid by subsidiary non-pass-through vehicles (e.g., “blocker” entities) to be distributed to the appropriate Members and paid by such Members to the relevant taxing jurisdiction. The Board shall have the authority to determine in its discretion whether any such deemed distribution shall be treated as a portfolio distribution or as a subsequent closing distribution. The Board may require the relevant Member promptly to contribute to the Company an amount equal to such Member’s share, as determined in the discretion of the Board, of any of the taxes described in this 3.5. No such contribution will be considered a capital contribution for purposes of this Agreement, nor shall any requirement that any such contribution be paid be considered a capital call. The amount of any such contribution shall not be treated as deemed distributed as described above.

(c)

Each Member hereby agrees to indemnify and hold harmless the Indemnified Persons and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax, interest or failure to withhold taxes) with respect to income attributable to or distributions or other payments to such Member, including such Member’s share, as determined by the Board in its discretion, of any liability incurred by subsidiary vehicles. The provisions of this 3.5 shall survive any termination of this

Agreement and any transfer of a Member’s interest in the Company. Nothing in this 3.5 shall cause any Member to become liable for any tax liability of any other Member.

“Prime” means the U.S. prime interest rate, as determined from time to time.

3.6	ACTIVITIES OF MEMBERS.

Notwithstanding any duty otherwise existing at law or in equity, but subject to the provisions of this Agreement and applicable laws (including the Investment Company Act), any Member and its respective direct and indirect partners, members, stockholders, officers, directors, managers, trustees, employees, agents and Affiliates may invest, participate, or engage in (for their own accounts or for the accounts of others), or may possess an interest in, other financial ventures and investment and professional activities of every kind, nature and description, independently or with others, whether now existing or hereafter acquired or initiated, including but not limited to: management of other investment vehicles; investment in, financing, acquisition or disposition of securities; investment and management counseling; providing brokerage and investment banking services; or serving as officers, directors, managers, consultants, advisers or agents of other companies, partners of any partnership, members of any limited liability company or trustees of any trust (and may receive fees, commissions, remuneration or reimbursement of expenses in connection with these activities), whether or not such activities may conflict with any interest of the Company or any of the Members. The fact that a Member may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of investment assets, other assets or other business ventures and may take advantage of such opportunities itself or introduce such opportunities to entities in which it has or does not have any interest shall not subject such Member to liability to the Company or to any of the other Members on account of the lost opportunity. Nothing in this Agreement shall be deemed to prohibit any Member or any Affiliate of any Member from dealing with, or otherwise engaging in business with, any other Member or any Person transacting business with the Company or any Portfolio Fund or Affiliate thereof. Neither the Company nor any Member shall have any rights, solely by virtue of this Agreement, in or to any activities permitted by this 3.6 or to any fees, income, profits or goodwill derived from such activities.

3.7	MEETINGS OF MEMBERS.

3.7.1	Place of Meetings.

All meetings of the Members for any purpose shall be at any such place as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof.

3.7.2	Meetings.

Meetings of Members may be called by the Board, the Chair of the Board or the President. The Board of Managers may postpone, adjourn, reschedule or cancel any meeting of Members previously scheduled by the Board of Managers, the Chair of the Board or the President.

3.7.3	Business at Meetings.

For each meeting, only business specified in the Company’s notice of meeting (or any supplement thereto) may be conducted at such meeting.

3.7.4	Quorum; Adjournments.

Unless otherwise required by law, a majority-in-interest (as defined below) of the Members present and entitled to vote shall constitute a quorum for the transaction of business at all meetings; provided, however, that where a separate vote of Common Units and Preferred Units is required, the holders of a majority of all issued and outstanding Common Units and Preferred Units, as applicable, present in Person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. Abstentions will be treated as Units that are present and entitled to vote for purposes of determining the number present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal.

If such quorum shall not be present or represented by proxy at any meeting, then the Chair of the Board (or his or her designee) shall have the power to adjourn a vote from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the non-receipt of any such notice by any Member shall not invalidate any action otherwise properly taken at any meeting.

3.8	WAIVER OF NOTICE.

A written waiver of any notice, signed by a Member or Manager, or waiver by electronic transmission by such Person, whether given before or after the time of the event for which such notice is to be given, shall be deemed equivalent to the notice required to be given to such Person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice, except attendance for the express purpose at the beginning of the meeting to dispute the transaction of any business because the meeting is not lawfully called or convened.

3.9	MEMBER VOTING AND CONSENTS.

Whenever action is required by this Agreement to be taken by a specified percentage in interest of the Members (or any class or group of Members), such action shall be deemed to be valid if taken upon the written vote or written consent of those Members (or those Members included in such class or group) whose Units represent the specified percentage of the aggregate outstanding Units of all Members (or all Members included in such class or group) at the time. Each Member shall be entitled to one vote for each Unit held on all matters submitted to a vote of the Members. For purposes of this Article 3, a “majority-in-interest” shall mean a percentage in interest in excess of 50%.

If at any time Preferred Units have been issued and are outstanding, any proposal:

(a)	affecting the Common Unitholders but not the Preferred Unitholders, shall require approval by the requisite percentage in interest of the Common Unitholders;

(b)	not affecting the Common Unitholders, shall require approval by the requisite percentage in interest of the Preferred Unitholders;

(c)	affecting both Common Unitholders and Preferred Unitholders, shall require approval by the requisite percentage in interest of the Common Unitholders and the Preferred Unitholders, voting separately.

ARTICLE 4 —INVESTMENTS AND ACTIVITIES

4.1	INVESTMENT OBJECTIVES.

The primary objective of the Company is as set forth in the Prospectus, as may be amended from time to time. Each investment held by the Company is referred to herein as an “Investment” and collectively, the “Investments.”

4.2	BORROWING.

4.2.1	General.

The Company shall have the power to enter into, make and perform all such contracts and other undertakings, and engage in all such activities and transactions as the Board may deem necessary or advisable for or incidental to the carrying out of the Company’s purpose and objectives (and all determinations, decisions and actions made or taken by the Board shall be conclusive and absolutely binding upon the Company, the Members and their respective successors, assigns and personal representatives), including: to incur and maintain indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit (“Financings”), to incur and maintain other obligations (including in connection with derivative financial instruments), to arrange and make guarantees to support any such Financings or other obligations and incur reimbursement obligations in respect of any such Financings, other obligations or guarantees, to pledge or assign or otherwise make available credit support for any such Financings, other obligations or guarantees and to enter into agreements, instruments and documents and take all other actions as the Company deems necessary or appropriate in connection with incurring or maintaining Financings, other obligations (including in connection with derivative financial instruments) or guarantees. Without limiting the generality of the foregoing, the Company is authorized, at its option and without notice to or consent of any Member, to hypothecate, mortgage, assign, transfer, make a collateral assignment or pledge or grant a security interest to any Lender or other holders of obligations or guarantees of the Company (a) any or all assets of the Company, including Investments, interests in subsidiaries and deposit or other accounts into which capital contributions are credited or deposited (the assets described in this clause (a) referred to herein as “Assets”) and/or (b) some or all of the Undrawn Commitment of some or all of the Members, including the Company’s (and the Board’s) right to issue drawdown notices or otherwise call for and receive contributions of Undrawn Commitment and all rights and remedies related thereto and the obligations of some or all of the Members under their respective Subscription Agreements and this Agreement (the rights described in this clause (b) referred to herein as “Assigned Rights,” and together with Assets, referred to herein as “Credit Support”). For the avoidance of doubt, the Company may exclude from such Credit Support all or a portion of the Assigned Rights of any Common Unitholders that are Officers, Managers, certain significant Common Unitholders, and certain other Persons, to the extent restricted under, or considered by the Board to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Investment Company Act and the Sarbanes-Oxley Act of 2002, as amended.

In furtherance thereof and without limiting the generality thereof, the Company may, in each case subject to such other conditions as the Company may reasonably determine (a) authorize any Lender or holders of such other obligations or guarantees, including any agent or trustee acting on their behalf, as agent and on behalf of the Company, or in such other capacity as the Company may specify (i) to exercise from time to time Assigned Rights; (ii) to issue drawdown notices and to require all or any portion of such Undrawn Commitment to be contributed to the Company for purposes of paying such funds to a Lender or holder of such other obligations or guarantees, including by payment to an account or accounts pledged to a Lender or such holder; (iii) to exercise any right or remedy of the Company under this Agreement in respect of any Asset or Assigned Rights or in respect of any drawdown notice, called contributions or Undrawn Commitment; and (iv) to enforce the Members’ obligations under their respective Subscription Agreements and this Agreement; and (b) take any other action the Company reasonably determines to be necessary for the purpose of providing such Credit Support (collectively, clauses (a) and (b), the “Lender Powers”); provided, however, that any exercise of such Lender Powers shall be made in accordance with this Agreement. In addition, the Company is hereby authorized to provide to or receive from any Lender or holders of such indebtedness, guarantees or other obligations, including any agent or trustee acting on their behalf, financial information related to such Member.

Subject to applicable law, the Company is authorized to enter into and maintain guarantees and other credit support of Financings of subsidiaries and other Persons in which the Company has an interest or otherwise be liable on a joint and several basis, and any such obligations in connection therewith may be cross-guaranteed as the Board determines is necessary or convenient in the conduct or promotions of the activities or business of the Company.

Notwithstanding anything to the contrary in this Agreement, for so long as the Company operates as a closed-end management investment company, the total amount of indebtedness outstanding at any time (including, for this purpose, the Preferred Units) shall not cause the Company to violate leverage requirements applicable to a closed-end management investment company, including but not limited to Section 18 of the Investment Company Act or the rules thereunder (and any successors thereto).

4.2.2	Member Acknowledgements.

To facilitate the Company’s ability to incur and maintain Financings, other obligations and guarantees and to otherwise make available Credit Support for Financings, other obligations and guarantees, each Member hereby agrees to and acknowledges the acknowledgements, agreements and representations set forth in Appendix II.

4.2.3	Beneficiary Rights.

Notwithstanding anything herein to the contrary, any Lender or other Person granted a lien with respect to any of the Assigned Rights and/or the right to exercise any Lender Power shall be an intended beneficiary of this Agreement and shall be entitled to enforce the provisions of this 4.2 and Appendix II.

4.3	PREFERRED UNITS.

Without the consent of any Common Unitholder and notwithstanding anything herein to the contrary, the Board may cause the Company to issue one or more series of Preferred Units, which Preferred Units would have rights senior to those of the Common Units, and such other characteristics as the Board may determine, but, for so long as the Company operates as a closed-end management investment company, in a manner that complies with the legal requirements applicable to a closed-end management investment company. Prior to the issuance of a series of Preferred Units, the Board shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption.

4.4	DISTRIBUTIONS; RECYCLING.

4.4.1	Distributions.

Subject to the terms of any Financings or other obligations or Preferred Units, the Company, in its sole discretion, generally will distribute available cash, net of reserves, that the Company receives in connection with distributions from, or proceeds from the disposition of the Master Fund’s interests in, Portfolio Funds, provided that to the extent the Company receives cash that constitutes Recyclable Amounts or Recallable Amounts as set forth in Section 4.4.2, the Company may retain such cash for reinvestment or may distribute and recall such amount. The amount and timing of distributions will be at the Company’s sole discretion. Such distributions will generally be made to its Common Unitholders, pro rata based on the number of Units held by the Common Unitholder, before the end of each taxable year, or in certain cases, during the following taxable year.

Distributions under this 4.4.1 will be appropriately adjusted for any taxes payable by the Company or any direct or indirect subsidiary through which it invests (including any corporate, state, local, non-U.S. and withholding taxes). For purposes of the Company’s allocation and distribution provisions, the amount of any taxes payable (or withholding taxes borne) by the Company, or by a lower-tier pass-through entity through which the Company invests, generally will be allocated, and deemed distributed, to the relevant Unitholder and deemed paid by that Unitholder to the relevant taxing jurisdiction. In addition to such taxes, Unitholders may be deemed to receive distributions equal to taxes paid by, and withholding taxes imposed on, non-pass-through entities (e.g., from the use of “blocker” entities).

Anything in this Agreement to the contrary notwithstanding, no distribution shall be made to any Member if, and to the extent that, such distribution would not be permitted under the Delaware Act.

4.4.2	Recycling; Recall of Distributions.

Subject to the terms of any Financings or other obligations or Preferred Units, if the Company retains and reinvests distributions from, or proceeds from the disposition of interests in, a Portfolio Fund, a Unitholder’s Undrawn Commitment will be reduced by the Unitholder’s allocable portion of the amount reinvested, except to the extent such reinvested amount constitutes Recyclable Amounts with respect to such Unitholder. For this purpose, “Recyclable Amounts” shall mean (i) aggregate Contributed Capital used, retained or recontributed to pay Company expenses (including Distribution and Servicing Fees and the repayment of debt) plus (ii) the amount of distributions or proceeds attributable to a particular Investment where such amounts are received within two years of the capital contribution relating to such Investment, but not in excess of the Contributed Capital in respect of such Investment. For these purposes, proceeds from Investments include sales proceeds, proceeds attributable to hedging transactions, derivative instruments and leveraged recapitalizations, dividends, distributions, interest and principal payments, or other amounts realized from an Investment. Any such recycling is subject to Regulation M of the Exchange Act.

In addition, the Company may at any time recall distributions made or deemed made to the Unitholders which, in the Company’s sole discretion, (i) are Recyclable Amounts (to the extent not previously retained and reinvested), (ii) are subject to recall or reimbursement from or recontribution by the Company to or in connection with any Investment, (iii) are required to satisfy any indemnification, reimbursement, contribution or similar obligation of the Company (including any obligation resulting from applicable law) or any other expense or obligation of the Company, including repayment of indebtedness, (iv) relate to proceeds from hedging instruments, or (v) are returned to the Unitholders without having been invested in portfolio investments (the amounts described in clauses (i)-(v) above, the “Recallable Amounts”).

4.5	ALLOCATIONS.

4.5.1	Maintenance of Capital Accounts.

An individual capital account (“Capital Account”) shall be maintained for each of the Members in accordance with Section 704 of the Code and the regulations thereunder. The Board’s determinations with regard to such Capital Accounts shall be binding upon all parties. In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account relates to the transferred interest, except to the extent of any adjustments required by applicable law.

4.5.2	Allocations to Capital Accounts.

The Board shall allocate the income and loss of the Company for U.S. federal income tax purposes in a manner so as to give economic effect to the distribution and other provisions of this Agreement, and shall make such allocations in its discretion and in consultation with its tax advisors. It is the intention of the parties that, to the extent possible and consistent with the economics of this Agreement, the allocations made by the Board be respected for U.S. federal income tax purposes, and in furtherance of this intention a “qualified income offset provision” and any such other provision described in applicable regulations and deemed desirable by the Board shall be incorporated by reference into this Agreement. Notwithstanding any implication to the contrary contained herein, the Board shall have authority to make or refrain from making available tax elections and to choose from all available tax accounting methodologies in implementing the foregoing. To the extent consistent with applicable law, the Board may specially allocate income to any Member the status of which resulted in recognition of such income or otherwise alter the distribution or allocation provisions herein so that such Member bears the consequences of such recognition. The Board’s determination of allocations shall be binding upon all parties.

4.5.3	Tax Allocations.

Items of Company income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner such items were allocated pursuant to 4.5.2; provided, however, that tax allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby. Any elections or other decisions relating to such allocations shall be made by the Board. In the sole discretion of the Board, the Company may aggregate realized gains and losses in any manner permitted by Treasury Regulations Section 1.704-3.

Allocations pursuant to this 4.5.3 are solely for federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account.

4.5.4	Determinations by the Board.

All matters concerning the computation of Capital Accounts, the allocation of net profit (and items thereof) and net loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes, shall be determined by the Board in its sole discretion. Such determination shall be final and conclusive as to all the Members. Notwithstanding anything express or implied to the contrary in this Agreement, in the event the Board shall determine, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in this Article 4, the Board may make such modification without the approval of Members.

The Board is authorized to adopt any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Company income, gain, loss, deduction and expense with respect to newly issued Units, transferred Units and withdrawn Units. Upon admission as a substituted Member, a transferee of Units shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Units.

ARTICLE 5 —FEES AND EXPENSES; ADVISORY AGREEMENT

5.1	COMPANY EXPENSES

The Company shall bear and be responsible for all costs and expenses of its operations in connection with its operations and transactions (“Company Expenses”). The Company’s primary operating expenses will include the payment of the Distribution and Servicing Fee to Goldman Sachs, legal and professional fees, interest, fees and other expenses of Financings and other operating and overhead related expenses. The other Company Expenses will include those relating to: (i) the Company’s operational and organizational expenses; (ii) the Company’s fees and expenses, including travel expenses, incurred by the Investment Manager or payable to third parties related to the Company’s Investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses relating to, or associated with, acquiring, holding, evaluating, monitoring, researching, performing due diligence on and disposing of Investments and prospective Investments; (iii) interest, fees and other expenses payable on Financings, if any, incurred by the Company; (iv) fees and expenses incurred by the Company in connection with membership in investment company organizations; (v) brokers’ commissions and any other transaction-related expenses and fees arising out of transactions effected on behalf of the Company; (vi) fees and expenses associated with calculating the Company’s NAV (including the costs and expenses of any independent valuation firm); (vii) legal, auditing, accounting or tax preparation fees and expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of the Company’s administrator, transfer agent or sub-transfer agent; (x) the cost of preparing unit certificates or any other expenses, including clerical expenses of issue or repurchase of the Units; (xi) the expenses of, and fees for, registering or qualifying Common Units for sale and of maintaining the Company’s registration; (xii) the fees and expenses of the Independent Managers; (xiii) the fees, expenses or disbursements of custodians of the Company’s assets (including (X) expenses incurred in the performance of any obligations enumerated by this Agreement or other organizational documents of the Company insofar as they govern agreements with any such custodian and (Y) all costs and charges for equipment or services used in communicating information regarding the Company’s transactions among the Investment Manager and any custodian or other agent engaged by the Company), or with respect to any escrow account; (xiv) the cost of preparing and distributing reports, proxy statements and notices to Common Unitholders, the U.S. Securities and Exchange Commission (the “SEC”) and other regulatory authorities; (xv) expenses associated with Unitholders’ meetings; (xvi) the costs and insurance premiums of and errors and omissions/managers and officers liability insurance or any fidelity bond; (xvii) listing fees, if any; (xviii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the Company’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any Person and indemnification or contribution expenses payable by the Company to any Person and other extraordinary expenses not incurred in the ordinary course of the Company’s business; (xix) any other administrative expenses or fees incurred by the Company; and (xx) any extraordinary expenses incurred by the Company.

5.2	INVESTMENT MANAGEMENT AGREEMENT.

The Company shall enter into an investment management and advisory agreement (the “Investment Management Agreement”) with the Investment Manager for assistance in providing management services to the Company, in the form approved by the Board.

ARTICLE 6 —CAPITAL OF THE COMPANY

6.1	OBLIGATION TO CONTRIBUTE.

6.1.1	General.

The Company will issue Common Units to investors from time to time at the NAV per Common Unit. Such Common Units will be issued through drawdowns on specific Drawdown Dates or Catch-Up Dates, with Common Unitholders required to contribute all or a portion of their Undrawn Commitments in exchange for Common Units as set forth in this Agreement.

6.1.2	Investment Period.

Prior to the expiration of the Investment Period, additional amounts may be drawn down pursuant to Article 3 for any purpose contemplated under this Agreement. After the expiration of the Investment Period, the Company will not call for or accept, and the Common Unitholders shall not be obligated to make, any drawdowns other than:

(a)

to pay, and/or establish reserves for, actual or anticipated Company expenses, liabilities, including the payment or repayment of Financings or other obligations, contingent or otherwise (including the Management Fee, Distribution and Servicing Fee and Transfer Agency Agreement fee), whether incurred before or after the end of the Investment Period;

(b)	to fulfill investment commitments made, approved, identified or reserved for by the Investment Manager prior to the expiration of the Investment Period;

(c)	to engage in hedging transactions; or

(d)	to make additional Investments in existing Portfolio Funds (each, an “Additional Investment”) (including hedging transactions related to an Additional Investment).

6.1.3	No Interest.

No interest shall accrue on any Common Unitholder’s contribution.

6.2	FAILURE TO MAKE REQUIRED PAYMENT.

6.2.1	Default.

Except as otherwise provided in this Agreement, if following the delivery of a drawdown notice, a Unitholder fails to fund a required capital commitment by the applicable Funding Deadline and such failure remains uncured through the tenth calendar day following the applicable Funding Deadline (such tenth day, the “Last Funding Date”), such Unitholder shall be delinquent in its obligations. Any payments made by such Unitholder after the applicable Last Funding Date (or any payments made prior to the Last Funding Date in amounts less than such Unitholder’s required capital commitment) will not be accepted by the Company, and such Unitholder, other than a Defaulting Unitholder (as defined below), will be required to fund such capital commitment together with any new required capital commitment, in respect of the next applicable Funding Deadline. A Unitholder shall be deemed to be delinquent as to a Funding Deadline if it has failed to fund the required capital commitment for that Funding Deadline or if the Unitholder has any outstanding obligations in respect of a prior Funding Deadline, which remain unsatisfied as of such Last Funding Date. Any Unitholder making a Commitment or increasing its Commitment on a Subsequent Closing Date that fails to make required purchases in accordance with 3.3.2 shall also be delinquent in its obligations for purposes of this 6.2.1. If a Unitholder is delinquent upon three occasions at any point (such occasions do not have to be consecutive), such Unitholder (any such Unitholder, a “Defaulting Unitholder”) will be in default of its obligations to the Company and the following remedies shall be imposed on such Defaulting Unitholder:

(a)	it will be prohibited from purchasing additional Common Units on any future Drawdown Date (and common units in the Parallel Feeder and the Master Fund);

(b)	it will forfeit twenty-five percent (25%) of its Common Units, and such Common Units will be cancelled; and

(c)	the Company may pursue any other remedies against the Defaulting Unitholder available to the Company, subject to applicable law.

In addition, the Company may, in the Company’s sole discretion, (i) charge the Defaulting Unitholder with the expenses and losses incurred by the Company due to the default of the Defaulting Unitholder (with such expenses and losses charged by transferring Units of such Defaulting Unitholder on the books of the Company); and/or (ii) take other actions with respect to Defaulting Unitholders, including without limitation borrowing funds to cover defaulted capital calls, at a rate established with a third-party lender or using the Company’s internal capital at a rate of eight percent (8%) per annum, and causing the Defaulting Unitholder to bear the interest and other costs associated with such borrowing.

ARTICLE 7 —DURATION OF THE COMPANY

7.1	TERM AND TERMINATION OF THE COMPANY.

The term of the Company will expire one year after the date by which all of its Investments have been liquidated (including through sale, transfer or otherwise) and its obligations (including contingent obligations) have terminated (or reasonable provision has been otherwise made for such obligations). The term of the Company may be extended upon the request of the Board and the approval of a majority-in-interest of the Members.

The Company shall be dissolved only (i) upon the expiration of its term (as such term may be extended pursuant to this Agreement); (ii) at any time upon a decision of the Board; (iii) if there are no Members of the Company, unless the business of the Company is continued in accordance with this Agreement or the Delaware Act; or (iv) upon the entry of a decree of judicial dissolution under the Delaware Act.

7.2	SALE OR MERGER.

Subject to any restrictions of the Investment Company Act and applicable law, the Board shall be entitled, without the approval of any Members, to cause the Company to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Company’s assets in a single transaction or series of transactions, including a merger, consolidation or other statutory transaction, or approve on behalf of the Company the sale, exchange or disposition of all or substantially all of the Company’s assets, including a merger, consolidation or other statutory transaction. The Board may also cause the sale of all or substantially all of the Company’s assets under foreclosure or other realization without the consent of any Members.

ARTICLE 8 —LIQUIDATION OF ASSETS ON DISSOLUTION

8.1	GENERAL.

The Board may, to the extent it deems appropriate and without the consent of the Members, adopt a plan of liquidation at, or at any time preceding, the expiration of the term of the Company, which plan of liquidation may set forth the terms and conditions for implementing the termination of the Company’s existence, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to Unitholders prior to the expiration of the term of the Company. The Company retains broad flexibility to liquidate its portfolio, wind up its business and make liquidating distributions to Unitholders in a manner and on a schedule it believes will best contribute to the achievement of its investment objective. Following a liquidation of substantially all of its portfolio and the distribution of the net proceeds thereof to Unitholders, the Company may continue in existence to pay, satisfy, and discharge any existing debts or obligations, collect and distribute any remaining net assets to Unitholders, and do all other acts required to liquidate and wind up its business and affairs. As soon as practicable after the expiration of the term of the Company, the Company will complete the liquidation of its portfolio (to the extent not already liquidated), retire or redeem its leverage facilities (to the extent not already retired or redeemed), distribute all of its liquidated net assets to its Unitholders (to the extent not already distributed) and terminate its existence in accordance with the Delaware Act.

The Board (or its authorized designee) shall be the liquidator to wind up the affairs of the Company pursuant to this Agreement. The Board as liquidator shall cause the Company to pay or provide for the satisfaction of the Company’s liabilities and obligations to creditors in accordance with the Delaware Act. In performing its duties, the Board as liquidator is authorized to sell, exchange or otherwise dispose of the assets of the Company in such manner as the Board shall determine to be in the best interest of the Members.

8.2	LIQUIDATING DISTRIBUTIONS; PRIORITY.

Subject to Section 18-804 of the Delaware Act (or any successor), the proceeds of liquidation shall be applied in the following order of priority:

(a)

First, to pay the costs and expenses of dissolution and liquidation; to pay or provide for the satisfaction of the Company’s debts and other liabilities, including obligations to creditors in accordance with the Delaware Act; and to establish any reserves which the liquidator may deem necessary or advisable for any contingent or unmatured liability of the Company, including the payment of the Management Fee and the Distribution and Servicing Fee;

(b)	Second, to the satisfaction of the prior rights of any outstanding Preferred Units, if issued; and

(c)	Thereafter, among the Common Unitholders equally on a per Common Unit basis.

8.3	DURATION OF LIQUIDATION.

The Board shall take such time for the winding up of the affairs of the Company as it shall determine in order to wind up the Company in an orderly manner and minimize any losses otherwise attendant upon such a winding up.

8.4	LIABILITY FOR RETURNS.

None of the liquidator, the Managers, the Officers, the Investment Manager and their respective partners, members, stockholders, officers, directors, managers, employees, agents and Affiliates shall be personally liable to any Member for the return of the capital contributions of any Member.

8.5	POST-DISSOLUTION INVESTMENTS AND DRAWDOWNS.

Notwithstanding anything to the contrary set forth in this Article 8, but subject to the other limitations on investments set forth in this Agreement and the Delaware Act, the liquidator may, at any time or times after dissolution, cause the Company to make additional investments in entities which were Portfolio Funds on the date of dissolution, if the liquidator believes that such additional investments are in the best interest of the Members and in furtherance of the winding up of the affairs of the Company.

ARTICLE 9 —LIMITATIONS ON TRANSFERS OF UNITS; REQUIRED TRANSFERS

9.1	TRANSFERS OF UNITS.

9.1.1	General.

No assignment, pledge, mortgage, hypothecation, gift, sale or other disposition or encumbrance (collectively, “Transfer”) of a Member’s Units, including a Transfer of solely an economic interest, in whole or in part, shall be made other than pursuant to this 9.1. Any attempted Transfer of all or any part of a Member’s Units in violation of this Agreement will be null and void ab initio to the maximum extent permitted by law, and any intended recipient of the Units will acquire no rights in such and will not be treated as a Member for any purpose. Each Transfer shall be subject to all of the terms, conditions, restrictions and obligations set forth in this Agreement and shall be evidenced by an assignment agreement executed by the transferor, the transferee(s) and the Company, in form and substance satisfactory to the Company. No Transfer will be effectuated except by registration of the Transfer on the Company’s books.

9.1.2	Consent of Company.

The prior written consent of the Board or the Investment Manager, which may be withheld in each of its sole and absolute discretion and which is expected to be granted, if at all, only in limited circumstances, shall be required for any Transfer of all or part of any Member’s Units, including a Transfer of solely an economic interest in the Company.

9.1.3	Required Representations by Parties.

The transferor and transferee(s) shall provide such additional written representations as the Company reasonably may request, including, but not limited to, representations that the transferee(s) are (i) “accredited investors” (i.e., persons whose net worth, as determined under Rule 501(a)(5) of Regulation D under the Securities Act, held either individually or jointly with a spouse, is over $1,000,000) and (ii) “U.S. Persons,” as defined in Regulation S under the Securities Act and as defined under the Code.

9.1.4	Other Prohibited Legal Consequences.

No Transfer of Units shall be permitted, and the Board and the Investment Manager each shall withhold its consent with respect thereto, if such Transfer or the admission of the transferee to the Company as a substituted Member, might, in its respective judgment, result in:

(a)	A violation of the Investment Company Act or other laws ordinarily applicable to such transactions;

(b)	A violation of applicable securities law;

(c)	The Company or the Master Fund being subject to additional regulatory or compliance requirements imposed by laws other than the Securities Act, the Exchange Act or the Investment Company Act;

(d)

The Company or the Master Fund being terminated under Section 708(b)(1)(B) of the Code or result in the Company being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code (or failing any safe harbor to avoid such treatment under such Code section or the regulations promulgated thereunder) or otherwise being treated as a corporation for federal income tax purposes;

(e)	The ownership of Units by a Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code; or

(f)	Any other direct or indirect adverse tax consequences to the Company or the Master Fund (or their respective members, generally).

9.1.5	Mandatory Repurchase.

In the event any Person is or becomes the owner of Units in the Company and such ownership would result in the occurrence of any of the prohibited legal consequences in 9.1.4(a)-(d), the Board or the Investment Manager may cause the Company to repurchase the Units of such Person, or require such Person to Transfer their Units to another Person, and each Member consents to such mandatory repurchase or Transfer of Units as set forth in this 9.1.5.

9.1.6	Opinion of Counsel.

The Company may, but is not required to, condition its consent to any Transfer hereunder upon receipt by the Company of a written opinion of counsel for the Company, or of other counsel reasonably satisfactory to the Company, in form and substance satisfactory to the Company, as to such legal matters as the Company reasonably may request. No opinion will be required for any Transfer that is merely an assignment of Units to any successor trustee of an ERISA Member.

9.1.7	Reimbursement of Transfer Expenses.

Any Member who requests or otherwise seeks to effect a Transfer of all or a portion of its Units hereby agrees to reimburse the Company, at its request, for any expenses reasonably incurred by the Company in connection with such Transfer, including the costs of seeking and obtaining the legal opinion required by 9.1.6 and any other legal, accounting and miscellaneous expenses (“Transfer Expenses”), whether or not such Transfer is consummated. At its election, and in any event if the transferor has not reimbursed the Company for any Transfer Expenses incurred by the Company in preparing for or consummating a proposed or completed Transfer within 30 days after the Company has delivered to such Member written demand for payment, the Company may seek reimbursement from the transferee of such interest (or portion thereof). If the transferee does not reimburse the Company for such Transfer Expenses within a reasonable time (or, in the case of a Transfer not consummated, the prospective transferor does not reimburse the Company within a reasonable time), the Company may withhold such amount from distributions that would otherwise be made with respect to such interest (with such withheld amount treated as having been distributed to the holder of such interest for all other purposes of this Agreement).

9.2	ADMISSION OF SUBSTITUTED MEMBERS.

9.2.1	General.

Any transferee of a Member’s Units transferred in accordance with the provisions of this Article 9 shall be admitted as a substituted Member upon its execution (whether on its own behalf or via an attorney-in-fact or by executing a Subscription Agreement, as described in 2.1.2) of an assignment agreement and a Subscription Agreement and counterpart to this Agreement and upon obtaining the Company’s prior written consent. Any transfer of Units in violation of the foregoing will be void, and any intended transferee will acquire no rights in such Units and will not be treated as a Member for any purpose.

9.2.2	Effect of Admission.

The transferee of Units transferred pursuant to this Article 9 that is admitted to the Company as a substituted Member shall succeed to the rights and liabilities of the transferor Member with respect to such interest and, after the effective date of such admission, the Commitment and Undrawn Commitment of the transferor with respect to the applicable class of Unit being transferred shall become the applicable Commitment and Undrawn Commitment, respectively, of the transferee, to the extent of the Units transferred. If a transferee is not admitted to the Company as a substituted Member, (a) such transferee shall have no right to participate with the Members in any votes taken or consents granted or withheld by the Members hereunder; and (b) the transferor shall remain liable to the Company for all contributions and other amounts payable with respect to the transferred interest to the same extent as if no Transfer had occurred.

9.2.3	Non-Compliant Transfer.

If a Transfer has been proposed or attempted but the requirements of this Article 9 have not been satisfied, the Company shall not admit the purported transferee as a substituted Member but, to the contrary, shall ensure that the Company (a) continues to treat the transferor as the sole owner of the Units purportedly transferred; (b) makes no distributions to the purported transferee; and (c) does not furnish to the purported transferee any tax or financial information regarding the Company. The Company shall also not otherwise treat the purported transferee as an owner of any Units (either legal or equitable), unless required by law to do so. To the maximum extent permitted by law, the Company shall be entitled to seek injunctive relief, at the expense of the purported transferor, to prevent any such purported Transfer.

ARTICLE 10 —LIMITATION OF LIABILITY AND INDEMNIFICATION

10.1	LIMITATION OF LIABILITY.

To the fullest extent permitted by applicable law, none of the Company’s Managers or Officers (each, an “Indemnified Person”) will be liable to the Company or to any Member for any error of judgment or mistake of law or for any act suffered for any act or omission by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person and acts or omissions constituting negligence) except a loss directly resulting from willful misfeasance, bad faith, gross negligence on the Indemnified Person’s part in the performance of his or her duties, or reckless disregard of such Indemnified Person’s duties or obligations under this Agreement (“Disabling Conduct”).

10.2	INDEMNIFICATION.

The Company shall indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Company, including the operations of the Company and the offering of Units and including any loss or damage arising out of such Indemnified Person’s negligence, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Disabling Conduct.

10.3	RIGHT TO ADVANCEMENT OF EXPENSES.

In addition to the right to indemnification conferred in 10.2, an Indemnified Person shall also have the right to be paid by the Company the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article 10 (which shall be governed by 10.4 (hereinafter an “advancement of expenses”)); provided, however, that, if applicable laws require or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an Indemnified Person in his or her capacity as a Manager or Officer shall be made solely upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnified Person is not entitled to be indemnified or entitled to advancement of expenses under 10.2 and this 10.3 or otherwise.

10.4	RIGHT TO INDEMNIFIED PERSON TO BRING SUIT.

If a claim under 10.2 or 10.3 is not paid in full by the Company within (a) 60 days after a written claim for indemnification has been received by the Company or (b) 20 days after a written claim for an advancement of expenses has been received by the Company, the Indemnified Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnified Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnified Person to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnified Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnified Person has not met any applicable standard for indemnification set forth in the Delaware Act and this Agreement. Neither the failure of the Company (including its Managers who are not parties to such action, a committee of such Managers, independent legal counsel, or the Members) to have made a determination prior to the commencement of such suit that indemnification of the Indemnified Person is proper in the circumstances because the Indemnified Person has met the applicable standard of conduct set forth in the Delaware Act and herein, nor an actual determination by the Company (including its Managers who are not parties to such action, a committee of such Managers, independent legal counsel, or the Member) that the Indemnified Person has not met such applicable standards of conduct, shall create a presumption that the Indemnified Person has not met the applicable standards of conduct or, in the case of such a suit brought by the Indemnified Person, be a defense to such suit. In any suit brought by the Indemnified Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnified Person is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Company.

10.5	INDEMNIFICATION NOT EXCLUSIVE.

(a)

The provision of indemnification to or the advancement of expenses and costs to any Indemnified Person under this Article 10, or the entitlement of any Indemnified Person to indemnification or advancement of expenses and costs under this Article 10, shall not limit or restrict in any way the power of the Company to indemnify or advance expenses and costs to such Indemnified Person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any Indemnified Person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of Members or Independent Managers or otherwise, both as to action in such Indemnified Person’s capacity as an Officer or Manager of the Company and as to action in any other capacity.

(b)

Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the Indemnified Person as a Manager of the Company at the request of the Indemnified Person-related entities (as defined below), the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article 10, irrespective of any right of recovery the Indemnified Person may have from the Indemnified Person-related entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnified Person-related entities and no right of advancement or recovery the Indemnified Person may have from the Indemnified Person-related entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnified Person-related entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnified Person-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Person-related entities effectively to bring suit to enforce such rights. Each of the Indemnified Person-related entities shall be third-party beneficiaries with respect to this 10.5(b), entitled to enforce this 10.5(b).

For purposes of this 10.5(b), the following terms shall have the following meanings:

(1) The term “Indemnified Person-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnified Person has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an Indemnified Person may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.

(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnified Person shall be entitled to indemnification or advancement of expenses from both the Indemnified Person-related entities and the Company pursuant to applicable law, any agreement or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnified Person-related entities, as applicable.

10.6	COMPANY OBLIGATIONS; RELIANCE.

The rights granted pursuant to the provisions of this Article 10 shall vest at the time a Person becomes a Manager or Officer of the Company and shall be deemed to create a binding contractual obligation on the part of the Company to the Persons who from time to time are elected as Officers or

Managers of the Company, and such Persons in acting in their capacities as Officers or Managers of the Company (including any Officer or Manager of the Company acting at the request of the Company as a director, officer, employee, agent or trustee of another limited liability company, corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) shall be entitled to rely on such provisions of this Article 10 without giving notice thereof to the Company.

10.7	NATURE OF RIGHTS.

The rights conferred upon an Indemnified Person in this Article 10 shall be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a Manager or Officer and shall inure to the benefit of the Indemnified Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 10 that adversely affects any right of an Indemnified Person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

10.8	INSURANCE.

The Company may maintain insurance, at its expense, to protect itself and any Manager or Officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under applicable law.

10.9	LIMITATION BY LAW.

If any Indemnified Person or the Company itself is subject to any federal or state law, rule or regulation which restricts the extent to which any Person may be exonerated or indemnified by the Company, the limitation of liability provisions set forth in 10.1 and the indemnification provisions set forth in 10.2 shall be deemed to be amended, automatically and without further action by the Members, to the minimum extent necessary to conform to such restrictions. Without limiting the foregoing, for so long as the Company is regulated under the Investment Company Act, the limitation of liability and indemnification provisions shall be limited to the extent provided by the Investment Company Act and by any valid rule, regulation or order of the SEC thereunder.

ARTICLE 11 —AMENDMENTS

11.1	AMENDMENTS.

11.1.1	By Consent.

Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may be amended with the consent of the Board and without the need to seek the consent of any Member; provided, however, that no amendment shall be made pursuant to this 11.1.1 if such amendment would (1) have a materially adverse effect on the rights and preferences of the Members (or any class of Members) unless approved by Members holding a majority of Units (or the Members holding a majority of the Units of such class); (2) adversely and disproportionately affect any Member unless approved by such affected Member; (3) diminish or waive in any material respect the duties and obligations of the

Board to the Company or the Members unless approved by Members holding a majority of Units; or (4) conflict with the Delaware Act, the Investment Company Act or other applicable law.

11.1.2	Consent to Amend Special Provisions.

Notwithstanding the provisions of 11.1.1, any provision in this Agreement that requires the consent, action or approval of a specified percentage in interest of the Members may not be amended without the consent of such specified percentage in interest of Members.

ARTICLE 12 —ADMINISTRATIVE PROVISIONS

12.1	KEEPING OF ACCOUNTS AND RECORDS; CERTIFICATE OF FORMATION.

12.1.1	Accounts and Records.

At all times the Company shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions of the Company. Such books of account shall be kept on the accrual method of accounting for both tax and accounting purposes, and shall be maintained in accordance with U.S. generally accepted accounting principles. The Company shall also maintain: (a) an executed copy of this Agreement (and any amendments hereto); (b) the Certificate (and any amendments thereto); (c) executed copies of any powers of attorney pursuant to which any document described in clause (a) or (b) has been executed by the Company; (d) a current list of the name, address, Commitments and taxpayer identification number, if any, of each Member; (e) copies of all tax returns filed by the Company; and (f) all financial statements of the Company for each of the prior seven years. These books and records shall at all times be maintained in accordance with the Company’s record retention policy.

12.1.2	Certificate of Formation.

The Company shall file for record with the appropriate public authorities and, if required, publish the Certificate and any amendments thereto.

12.2	INSPECTION RIGHTS.

Every Manager shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company. This inspection by a Manager may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. In accordance with Section 18-305(f) of the Delaware Act (or any successor), no Member shall have any right to inspect any account, book or document of the Company that is not publicly available, except as conferred by the Managers. The books and records of the Company may be kept at such place or places as the Board may from time to time determine, except as otherwise required by law.

12.3	VALUATION.

The fair value of the Company’s assets will be determined pursuant to a valuation policy approved by the Board, as may be amended from time to time.

12.4	NOTICES.

Any written notice herein required to be given to the Company by any of the Members shall be deemed to have been given if delivered in person or if sent by Federal Express, DHL or comparable courier service (for delivery within two or fewer Business Days), or by email (including, for the avoidance of doubt, by e-mail containing an electronic link to a notice that such notice is electronically accessible) to the principal office of the Company in New York, New York, or to such other address or email address as the Company may from time to time specify by notice to the Members.

Any written notice required to be given to a Members shall be deemed to have been given if sent to such Member at the address or email address set forth in the records of the Company or such other address or email address as such Member shall have specified in writing to the Company; provided, however, that any call for capital required to be made under Article 3 shall also comply with the specific requirements of such section.

Notice, payment, demand or other communication shall be deemed to be delivered, given and received for all purposes:

(a)	on the day of it being sent, where delivered in person, sent by email, and when sent on any Business Day during normal working hours at the place of receipt;

(b)	on the following Business Day, where sent by email on any Business Day outside normal working hours or on any day which is not a Business Day; and

(c)	on the second Business Day following the date dispatched by Federal Express, DHL or any comparable courier service.

12.5	ACCOUNTING PROVISIONS.

12.5.1	Fiscal Year.

For U.S. federal income tax purposes, the Company’s taxable year is the calendar year, unless otherwise required by the Code or permitted by applicable law (the “Fiscal Year”). For financial reporting purposes, the Company’s fiscal year is a calendar year ending March 31.

12.5.2	Independent Auditors.

The Company’s independent public auditors shall be a public accounting firm determined by the Board of Managers.

12.6	TAX PROVISIONS.

12.6.1	Partnership Status of Company

The Company intends to be treated as a partnership for U.S. federal income tax purposes. Notwithstanding anything herein to the contrary, the Company shall not make an election (i.e., check-the-box) under Treasury Regulation Section 301.7701-3 for the Company to be classified for federal income tax purposes as an association taxable as a corporation.

12.6.2	Tax Information.

The Company will cause to be delivered after the end of each calendar year to each Member who was a Member at any time during such calendar year and is subject to U.S. federal, state, and local tax reporting obligations, such information as may be necessary for the preparation of such Member’s U.S. federal, state, and local tax returns along with such other tax information required by law, including Schedule K-1. Such tax information may be provided after the Company’s audited financial statements have been furnished and, in any event, likely will be provided after April 15th of each year. Each Member acknowledges that it has been informed of the likely need to file for extensions for the completion of its tax returns. The Company will cause to be filed a federal tax information return and any required state and local income tax and information returns for each taxable year of the Company.

12.6.3	Tax Matters and Elections.

(a)

The Board shall designate GSAM Holdings LLC (or such other Person as the Board shall designate) as the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code for so long as such designation is applicable and the Investment Manager (or such Person as the Investment Manager shall designate) shall act as the “partnership representative” of the Company within the meaning of Section 6223 of the Code thereafter (as applicable, the “Tax Matters Representative”) and shall act for and on behalf of the Company to the extent required under Sections 6221 through 6233 of the Code. The Tax Matters Representative is specifically directed and authorized to take whatever steps the Tax Matters Representative deems necessary or desirable to perfect any such designation, including filing any forms or documents with the IRS and taking such other action as may from time to time be required under U.S. Treasury Regulations and, upon the request of the Tax Matters Representative, the Members shall execute any forms or statements required in connection therewith. The Tax Matters Representative shall be promptly reimbursed for all expenses incurred by it in connection with service as Tax Matters Representative. Each Member acknowledges that the Board intends to delegate its responsibilities as Tax Matters Representative to the Investment Manager.

(b)

Each Member agrees that any action taken by the Tax Matters Representative in connection with audits of the Company under applicable tax law will be binding upon such Member. Each Member further agrees that (i) except when the specific consent of the Tax Matters Representative is granted, such Member will not treat any Company item inconsistently on such Member’s individual income tax return with the treatment of the item on the Company’s tax return, and (ii) such Member will not independently act with respect to tax audits or tax litigation affecting the Company, unless previously authorized to do so in writing by the Tax Matters Representative, which authorization may be withheld by the Tax Matters Representative in its sole discretion.

(c)

The Tax Matters Representative may cause the Company to make or refrain from making all elections required or permitted to be made by the Company under applicable tax law, including, but not limited to, an election to treat the Company as an Electing Investment Partnership as defined in Section 743(e)(6) of the Code and an election under Section 754 of the Code. The Tax Matters Representative does not expect that the Company will make an election under Section 754 of the Code. If the Company receives a notice of final partnership adjustment from the IRS, the Tax Matters Representative may, as determined in its good faith discretion and with respect to any applicable year: (i) elect to apply the provisions of Section 1101 of the Bipartisan Budget Act of 2015 with respect to any imputed underpayment arising from such adjustment and/or (ii) cause the Company to (a) elect the application of Section 6226 of the Code, as amended by Section 1101 of the Bipartisan Budget Act of 2015, with respect to any imputed underpayment arising from such adjustment, and (b) furnish to each Member (or former Member) a statement of such Member’s (or former Member’s) share of any adjustment to income, gain, loss, deduction or credit (as determined in the notice of final partnership adjustment).

(d)

The Board is hereby authorized and empowered to prepare or have prepared, to execute or have executed and to file, on behalf and in the name of the Company, any returns, applications, agreements, elections and other instruments or documents, under applicable tax law, which it deems desirable or advisable.

(e)

Each Member further agrees that such Member will, upon request by the Board, provide any information or documentation, execute any forms or documents (including a power of attorney or settlement or closing agreement), provide any information and take any further action requested by the Board, and that the Board may execute any forms or documents or obtain any information on such Member’s behalf that relate to such Member’s investment in the Company in connection with any tax matter (including in connection with a tax audit or proceeding) affecting the Company, including as reasonably necessary to effectuate any of the foregoing provisions of this 12.6.3, including (without limitation) with respect to any forms, documents or information reasonably necessary for the Company to comply with all provisions, regulations and agreements relating to the set of Rules commonly known as “FATCA” (or any comparable U.S. state or local, or non-U.S. law) or avoid being subject to withholding tax under any such laws.

(f)

If a Member fails to comply with its obligations under this 12.6.3 and such failure results in any taxes, penalties, interest and/or any related costs or expenses (a “Tax Cost”), the Board shall, to the extent commercially practicable, cause such Member to bear the economic burden of such Tax Cost by specially allocating the Tax Cost to such Member and/or withholding the Tax Cost from proceeds otherwise distributable to such Member. In the event that the Board does not withhold such amounts, the Board may require the Member to reimburse the Company or the Board, as applicable, for any such Tax Costs. Such reimbursement shall not be treated as a capital contribution or reduce the Undrawn Commitment of any Member. In addition, the Board shall have full authority to take any steps that the Board reasonably determines are necessary or appropriate to mitigate the consequences to the Company, any entity in which the Company holds an equity or debt interest and/or any other Member of such Member’s failure to comply with its obligations under this Section 12.6.3. Moreover, any Member that fails to comply with this Section 12.6.3 shall, to the fullest extent permitted by law, exculpate the Board, the Company, and any of their Affiliates, including any member of the Company’s “expanded affiliated group” within the meaning of Section 1471(e)(2) of the Code, for any liabilities related to such failure and indemnify the Board, the Company, and any such Affiliates.

12.7	GENERAL PROVISIONS.

12.7.1	Power of Attorney.

Each Member, by execution of this Agreement (including by execution of a counterpart signature page hereto directly or via an attorney-in-fact), hereby constitutes and appoints any duly authorized representative of the Company as its true and lawful representative and its attorney-in-fact, in its name, place and stead (i) to make, execute, sign and file any amendment to the Certificate required because of an amendment to this Agreement, in order to effectuate any change in the Members or in the Commitments or Undrawn Commitments of the Common Unitholders or otherwise, and all such other instruments, documents and certificates which may from time to time be required by the laws of the United States, the State of Delaware, or any other state or any non-U.S. jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, and continue the valid and subsisting existence of the Company, or in connection with any tax filings of the Company, or any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the dissolution and winding-up of the Company (including a Certificate of Cancellation of the Certificate); (ii) to make, execute, sign, deliver and acknowledge any instrument, agreement, indemnity or document of any kind (including, without limitation, deeds of accession) in connection with the in-kind distribution of and the transfer of Investments to such Member; (iii) to effect any amendment to this Agreement adopted in accordance with its terms; (iv) to make, execute and sign any documents, instruments and certificates necessary to transfer the Common Units of any Defaulting Unitholder; and (v) to file, prosecute, defend, settle or compromise litigation, other claims or arbitration on behalf of the Company.

Such representatives and attorneys-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacities, except as contemplated by clause (iii) of the immediately preceding paragraph.

The power of attorney granted hereby is coupled with an interest and shall (i) be irrevocable; (ii) be deemed to be given to secure a proprietary interest of the donee of the power or performance of an obligation owed to the donee; (iii) survive and shall not be affected by the subsequent death, lack of capacity, dissolution, insolvency, termination or bankruptcy of any Member granting the same or the Transfer of all or any of such Member’s Units; and (iv) extend to such Member’s successors, assigns and legal representatives. Each Member, at the request of the Company, shall execute additional powers of attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments executed, delivered, or filed by the Company pursuant to this power of attorney, this Agreement shall prevail. The Company may exercise this power of attorney by listing all of the Members executing any agreement, certificate, instrument, or document with the single signature of the attorney-in-fact as attorney-in-fact for all Members.

Except as otherwise specifically provided herein, the powers of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that the undersigned previously has executed. This power of attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

12.7.2	Binding on Successors.

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, permitted assigns and legal representatives of the parties hereto.

12.7.3	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under said Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

12.7.4	Submission to Jurisdiction; Venue; Waiver of Jury Trial.

Unless the Company otherwise agrees in writing, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each Member hereby irrevocably accepts for him or herself and in respect of his or her property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Such Member hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Member and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over such Member. To the fullest extent permitted by applicable law, any legal action or proceeding with respect to this Agreement by a Member seeking any relief whatsoever against the Company shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware) and not in any other court in the United States of America or any court in any other country. Such Member hereby irrevocably waives any objection that such Member may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably, to the extent permitted by applicable law, waives his or her rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each Member agrees that service of summons, complaint or other process in connection with any such action or proceeding may be made by overnight courier addressed to such Member at the address maintained on the books and records of the Company and that service so made shall be as effective as if personally made in the State of Delaware. UNLESS THE COMPANY OTHERWISE AGREES IN WRITING, THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

12.7.5	Waiver of Partition.

Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.

12.7.6	Confidentiality.

(a)        Each Member agrees that, without the prior written consent of the Company (which consent may be withheld at its sole discretion), (a) it shall keep confidential and shall not copy, reproduce, sell, assign, license, market, distribute, make available, or otherwise disclose, directly or indirectly, any information relating to the Company to any Person who is not involved with such Member’s investment in the Company and either (i) one of such Member’s employees, officers or directors, or an employee, officer or director of a Person who controls, is controlled by or is under common control with such Member; (ii) an attorney, consultant or accountant engaged by such Member; or (iii) a Person agreed to in writing by the Member and the Company; and (b) such Member shall not use any information relating to the Company for any purpose (other than the evaluation of Units and the Company, the preparation of such Member’s tax returns and the evaluation of the performance of such Member’s investment in the Company), including to effect or replicate any transactions described in any report or information relating to the Company received by the Member. Each Member also agrees that it will not obtain, or attempt to obtain (lawfully or unlawfully), any information that a reasonable Person would consider personal pertaining to another Member of the Company.

(b)        Each Member further agrees that (i) it shall ensure that any such recipient is made aware of, and adheres to, the terms of this 12.7.6; (ii) it shall be responsible for any disclosure of any such information by any such Person in contravention of the terms of this 12.7.6, unless it obtains the prior written consent of the Company or such disclosure is permitted as described below; (iii) it is at all times subject to such Member’s obligation to act, and to cause Persons to whom such Member may disclose information pursuant to this 12.7.6 to act, in accordance with applicable laws and regulations relating to the receipt or use of such information including, without limitation, those governing insider dealing or trading, market abuse and market manipulation; and (iv) the Company may, in its sole discretion, refuse such Member’s request to furnish any correspondence, documents or other information relating to the Company to any Person not described in (i), (ii) or (iii) in paragraph (a) above.

(c)        The terms of this 12.7.6 shall apply indefinitely to information related to the Company unless disclosure is required by applicable law or regulation (including pursuant to a subpoena or other legal process) or ordered by a court of competent jurisdiction, or such information has become publicly available other than as a result of any breach of this Agreement by such Member or any Person to whom such Member has disclosed such information.

(d)        Each Member hereby represents and warrants that, except as disclosed to the Company in writing, it is not subject to any law, governmental rule, regulation or legal process in any jurisdiction (including, without limitation, lawsuits, subpoenas administrative proceedings or the US Freedom of Information Act, or any comparable laws or regulations of any US or non-US jurisdiction) requiring such Member to disclose (on receipt of a request to do so or otherwise) any information relating to the Company or its investment in the Company (collectively, “Disclosure Laws”).

(e)        Upon a Member’s receipt of requests, pursuant to a Disclosure Law, if applicable, or if a Member is otherwise compelled by law or legal process, to make public disclosure of information relating to the Company, such Member shall (i) immediately send written notice to the Company (copied to the Investment Manager) of the request, so that the Company and/or the Investment Manager may consult with such Member as to the exact disclosure obligation to which such Member is subject and take any action legally available to the Company or the Investment Manager under the laws and regulations of the relevant jurisdiction and (ii) furnish only that portion of the requested information that is legally required and use its best efforts to obtain assurance that confidential treatment is accorded to that information. In addition, upon receipt by the Company of written notice from such Member of a public disclosure request, the Company may, in its sole discretion, cause the Transfer of such Member’s Units if the Company determines, in its sole discretion, that the disclosure of this information could adversely affect the Company, the Company’s investors or the Investment Manager. The right of the Company to cause the Transfer of such Member’s Units as set forth in the preceding sentence shall be in addition to, and shall not prejudice, any other rights of the Company and/or the Investment Manager to compulsorily Transfer such Member’s Units.

(f)        Each Member further agrees that the Investment Manager may, in its sole discretion, keep confidential and not disclose to such Member or any other Person any information relating to the Company (including, but not limited to, information that such Member or any other Person would be required to disclose pursuant to applicable Disclosure Laws were such Member or such other Person to receive such information) if the Investment Manager determines in its discretion that the disclosure of such information is not in the best interest of the Company or could damage the Company or its business, or if the Company is required by law or by agreement with a third party to keep such information confidential.

(g)        For purposes of this 12.7.6, “information relating to the Company” shall be construed broadly and shall include, without limitation, any information furnished to, or otherwise obtained from the Investment Manager by, a Member in respect of the Company or its Units, including, without limitation, information regarding any other Member (including its identity), information regarding existing, past or prospective direct or indirect investments made by or other investment positions and trading activities and strategies of and/or transactions effected directly or indirectly for the Company, the Company’s financial reports and performance reports and correspondence with its Members, and the terms of this Agreement and any other agreement entered into between such Member or its affiliates and the Company, the Investment Manager, the distributor or Placement Agent or their respective affiliates.

(h)        Each Member acknowledges and agrees that: (i) the Company and the Investment Manager would suffer irreparable injury if such Member was to violate any provision of this 12.7.6 and monetary damages would not be a sufficient remedy for any such violation and (ii) that in the event that such Member breaches or threatens to breach any provision of this 12.7.6, in addition to any other remedies available to the Company in respect of any such breach, the Company and/or the Investment Manager shall be entitled to obtain an immediate permanent injunction against such breach and other equitable relief to enforce any and all of the provisions of this 12.7.6 and that such Member will not oppose the granting of such relief. The remedies afforded to the Company and the Investment Manager by this 12.7.6 shall be in addition to any and all other remedies available to the Company and the Investment Manager resulting from such Member’s violation, breach or threatened breach of this Agreement.

(i)        Notwithstanding anything to the contrary in this Agreement, except as reasonably necessary to comply with applicable securities laws, each Member (and such Member’s employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of the Units (including the tax treatment and tax structure of any Company transactions) and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the US federal or state income tax treatment of (i) the offering and ownership of the Units and (ii) any transactions by the Company, and does not include information relating to the identity of the Company or its affiliates. Nothing in this paragraph shall be deemed to require the Investment Manager to disclose to a Member any information that the Investment Manager is permitted or is required to keep confidential in accordance with this Agreement.

(j)        Each Member acknowledges that the Company, the Investment Manager or its Affiliates and/or service providers to or agents of the Company or the Investment Manager may from time to time be required or may, in their discretion, determine that it is advisable to disclose certain information about the Company and its Members, including, but not limited to, investments held by the Company or the names and levels of beneficial ownership of Members, to: (i) regulatory authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Company directly or indirectly invests, or (ii) any Lender to, counterparty of or service provider to the Investment Manager or the Company, and each Member hereby consents to such disclosure.

(k)        Notwithstanding the foregoing, the provisions of this 12.7.6 shall not apply to any information that is already in the public domain, and further, each Member shall have the right to make any filings required by applicable law (including, for the avoidance of doubt, filings required by the Exchange Act), and shall be under no obligation to obtain consent of the Company prior to making such filings.

12.7.7	Compliance with Laws

The Company will use reasonable best efforts to comply with all laws, rules and regulations applicable to the Company, including, for the avoidance of doubt, all applicable anti-money laundering, anti-terrorism and anti-bribery laws, as well as applicable rules and regulations imposed by applicable securities laws; provided, however, that the Company will have no liability under this 12.7.7 in the event that noncompliance with an applicable law does not, or would not reasonably be expected to, have an adverse effect on the Company, other than a de minimis adverse effect. The Company has established and will maintain internal controls, policies and procedures reasonably designed to ensure compliance with all applicable anti-money laundering, anti-terrorism and anti-bribery laws, as well as applicable rules and regulations imposed by applicable securities laws.

12.7.8	Fixing the Record Date

In order for the Company to determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, be no more than sixty (60) nor less than ten (10) days prior to the date of such meeting. If the Board so fixes a date, such date shall also be record date for determining the Members entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be the close of business on the day next preceding the day on which notice is give or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

12.7.9	Notices to Members

The Company will notify the Members (i) as soon as reasonably practicable following any material amendment to the Prospectus and (ii) within forty-five (45) Business Days of a change in the independent auditors of the Company (including in the notification a general description of the reasons therefore and the name of the new independent auditors).

12.7.10	Contract Construction; Headings; Counterparts.

Whenever the context of this Agreement permits, the masculine gender shall include the feminine and neuter genders (and vice versa), and reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and the parties intend that this Agreement shall be construed and reformed in all respects as if any such invalid or unenforceable provision(s) were omitted or, at the direction of a court, modified in order to give effect to the intent and purposes of this Agreement. References in this Agreement to particular sections of the Code or the Delaware Act or any other statute shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. This Agreement, together with the related Subscription Agreement and any other agreement (if any) between the Company and any Member with respect to the Company or the matters herein referenced, which the Company is hereby authorized to enter into (“Other Agreement”), shall constitute the entire agreement and understanding among the respective parties to such agreements with respect to the subject matter hereof and thereof. There are no representations, warranties or agreements made by the Company except to the extent set forth in this Agreement, the Subscription Agreements and any such Other Agreement (if applicable). This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement or amendment, as the case may be.

*    *    *    *    *    *     *

IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement of Goldman Sachs Private Markets Fund 2018 (B) LLC as of the day, month and year first above written.

COMPANY:

GOLDMAN SACHS PRIVATE MARKETS FUND 2018 (B) LLC

By:
Name:
Title:

[Signature page to LLC Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement of Goldman Sachs Private Markets Fund 2018 (B) LLC as of the day, month and year first above written.

Each of the Persons who has executed a Subscription Agreement, agreeing to purchase Common Units in the Company, to be admitted to the Company as a Member and to be bound by the terms of the Agreement:

[ENTITY]

By:
Name:
Title:

[Signature page to LLC Agreement]

APPENDIX I

Goldman Sachs Private Markets Fund 2018 (B) LLC

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both singular and plural forms of the terms so defined). Additional defined terms are set forth in the provisions of this Agreement to which they relate.

Additional Investment	As set forth in 6.1.2(d).

Affiliate

With respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person. For this purpose, Portfolio Funds shall not be considered Affiliates of the Board, the Investment Manager, any Officer, any member of the Board or any member or manager of the Investment Manager. “Affiliated” shall have the corresponding meaning.

Agreement	As set forth in the introductory paragraph to this Agreement.

Assets	As set forth in 4.2.1.

Assigned Rights	As set forth in 4.2.1.

Board	As set forth in 3.4.1(a).

Business Day	A “business day” as defined in Rule 14d-1 of the Exchange Act.

Capital Account	As set forth in 4.5.1.

Catch-Up Date	As set forth in 3.3.2.

Certificate	As set forth in 2.1.1.

Chair of the Board	As set forth in 3.4.1(a).

Code	The United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Commitment	As set forth in 3.3.1.

Common Unitholders	Any Person who has entered into this Agreement and a Subscription Agreement pursuant to which such Person has agreed to purchase Common Units of the Company.

Common Units	Common units of limited liability company interests in the Company.

Company	As set forth in the introductory paragraph of this Agreement.

Company Expenses	As set forth in 5.1.

Contributed Capital	As set forth in 3.3.2.

Contributed Capital Percentage	As set forth in 3.3.2.

Credit Support	As set forth in 4.2.1.

Defaulting Unitholder	As set forth in 6.2.1.

Delaware Act	As set forth in 3.2.1.

Disabling Conduct	As set forth in 10.1.

Disclosure Laws	As set forth in 12.7.6(d).

Distribution and Servicing Fee	As set forth in 3.4.4.

Drawdown Date	As set forth in 3.3.1.

Drawdown Purchase Price	As set forth in 3.3.3.

Drawdown Unit Amount	As set forth in 3.3.3.

ERISA Member

Any Member that is (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA and subject to Part 4 of Title I of ERISA; (b) a “plan”, as defined in Section 4975(c)(1) of the Code, to which the provisions of Section 4975 of the Code are applicable; or (c) any other entity or account, any of the assets of which constitute “plan assets”, within the meaning of ERISA, of a plan described in (a) or (b) above.

Exchange Act	The U.S. Securities Exchange Act of 1934, as amended.

Final Closing Date	The final date on which the Company will accept Subscription Agreements.

Financing	As set forth in 4.2.1.

Fiscal Year	As set forth in 12.5.1.

Funding Deadline	As set forth in 3.3.3.

Goldman Sachs	GS Group, together with GSAM, Goldman, Sachs & Co., Goldman Sachs International and their respective subsidiaries and affiliates.

GSAM	Goldman Sachs Asset Management, L.P.

GS Group	The Goldman Sachs Group, Inc.

Indemnified Person	As set forth in 10.1.

Independent Manager	As set forth in 3.4.2.

Initial Closing Date	The first date on which the Company accepts Subscription Agreements relating to the purchase of Common Units from Persons other than the Initial Member or GS Group or an Affiliate.

Initial Drawdown Date

The first date on which investors (other than the Initial Member or GS Group or an Affiliate) are required to contribute capital for the purchase of Common Units, which is also the first date on which the Company will issue Common Units other than to the Initial Member or GS Group or an Affiliate.

Initial Member	James A. McNamara.

Investment	As set forth in 4.1.

Investment Company Act	The Investment Company Act of 1940, as amended.

Investment Management Agreement	As set forth in 5.2.

Investment Manager	Goldman Sachs Asset Management, L.P., a Delaware limited partnership, or any successor thereto.

Investment Period	The period beginning on the Initial Closing Date and continuing until the first anniversary of the Initial Closing Date, unless extended in the discretion of the Investment Manager.

Last Funding Date	As set forth in 6.2.1.

Lender

(i) any lender, issuer of letters of credit or provider of other financing or extensions of credit; (ii) any holder of indebtedness, assignments, guarantees or other obligations relating to any of the foregoing; and (iii) any of their respective agents, trustees, successors and assigns.

Lender Power	As set forth in 4.2.1

Manager	As set forth in 3.4.1.

Master Fund	Goldman Sachs Private Markets Fund 2018 LLC, a Delaware limited liability company

Members	Collectively, the Common Unitholders and the Preferred Unitholders.

NAV	The net asset value of the Company.

Officers	As set forth in 3.4.3.

Other Agreement	As set forth in 12.7.10.

Parallel Feeder	Goldman Sachs Private Markets Fund 2018 (A) LLC, a Delaware limited liability company

Person

Any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, statutory or business trust, cooperative or association or any governmental body or agency, and the heirs, executors, administrators, legal representative, successors and assigns of such Person where the context so permits.

Placement Agent	Goldman Sachs & Co. LLC

Placement Agent Agreement	As set forth in 3.4.5.

Portfolio Fund	Any pooled investment vehicle entity in which the Company holds an Investment.

Prospectus	The prospectus dated [•], as amended or supplemented from time to time, prepared by the Company with respect to the offering of Common Units.

Preferred Appointed Managers	As set forth in 3.4.1.

Preferred Unitholders	Any Person who has entered into this Agreement and a Subscription Agreement pursuant to which such Person has agreed to purchase Preferred Units of the Company.

Preferred Units	Preferred units of limited liability company interests in the Company.

Prime	As set forth in 3.5.

Recallable Amounts	As set forth in 4.4.2.

Recyclable Amounts	As set forth in 4.4.2.

SEC	As set forth in 5.1.

Secretary	As set forth in 3.4.1(c).

Securities Act	The U.S. Securities Act of 1933, as amended.

Subscription Agreement	The subscription agreement by which any Member agreed to purchase such Member’s Units.

Subsequent Closing Date	As set forth in 3.3.2.

Tax Matters Representative	As set forth in 12.6.3.

Tax Cost	As set forth in 12.6.3.

Transfer	As set forth in 9.1.1.

Transfer Agency Agreement	As set forth in 3.4.5.

Transfer Expenses	As set forth in 9.1.7.

Undrawn Commitment	As set forth in 3.3.3.

Unitholders	As set forth in the introductory paragraph to this Agreement.

Units	Common Units and/or Preferred Units, as the context requires.

APPENDIX II

Member Acknowledgements

In connection with the Financings, other obligations and guarantees by the Company contemplated in 4.2, each Member hereby makes available as Credit Support the following acknowledgements, agreements and representations for the benefit of the Company and any Lender or other holder of other obligations or guarantees:

(a)        such Member hereby consents to the pledge or assignment of, and grant of a security interest in, its Undrawn Commitment and related Assigned Rights and other forms of Credit Support referred to in 4.2.1;

(b)        such Member shall confirm, as of the date of this Agreement and following any default under a loan, credit or other facility or instrument evidencing such Financings, guarantees or other obligations, in favor of any Lenders or other holders of indebtedness, guarantees or other obligations, the amount of such Member’s Commitment and Undrawn Commitment (and such Member’s address for purposes of drawdown notices);

(c)        such Member is and will remain absolutely, irrevocably and unconditionally obligated to fund capital contributions and perform its other obligations under this Agreement and its Subscription Agreement, in each case, without set-off, defense (other than defense of payment), counterclaim or reduction based on any claim against any Person (including any defense of fraud or mistake, or any defense under Section 365 of the U.S. Bankruptcy Code), and such Member hereby waives any right to assert any claim to the contrary in connection with any bankruptcy, insolvency, dissolution or winding up of the Company or otherwise;

(d)        such Member shall honor drawdown notices or other capital calls issued by or on behalf of any Lender or other holder of indebtedness, guarantees or other obligations and such Lender or holder shall have the right to enforce the obligations of the Member to make contributions hereunder and under the terms of the Subscription Agreement and to seek all available remedies against the Member if the Member fails to make such contributions;

(e)        such Member acknowledges that the proceeds of capital contributions called in accordance with this Agreement may be (i) used to repay the obligations to any Lenders or other holders of indebtedness, guarantees or other obligations and (ii) directly credited to or deposited in an account for the benefit of any Lenders or other holders of indebtedness, guarantees or other obligations, in which case funds delivered by such Member pursuant to a capital call shall not be considered a funded contribution if such funds are not delivered into such account;

(f)        such Member hereby also acknowledges and agrees that Lenders and other holders of indebtedness, guarantees or other obligations will rely upon the statements made in this Agreement and its Subscription Agreement in connection with providing Financing to the Company; and the terms of any Financings, guarantees or other obligations of the Company may, without the consent of such Member, be established and maintained and may be amended, restated, supplemented, replaced, restructured, refinanced or otherwise modified from time to time, including to extend the maturity thereof, and whether by the same Lender, or different Lenders; provided, however, that no amendment, restatement or any

II-1

other modification of the terms of any Financing shall alter the rights of any Member under this Agreement or their related Subscription Agreement; and

(g)        as of the date of this Agreement, the representations and warranties of such Member in its Subscription Agreement are true and correct in all material respects.

II-2

SCHEDULE A

Schedule of Managers

Name

Caroline Dorsa

Linda A. Lang

Michael Latham

Lawrence W. Stranghoener

James A. McNamara

A-1

SCHEDULE B

Schedule of Officers

Name	Position

James A. McNamara	Trustee and President

Scott M. McHugh	Treasurer, Senior Vice President and Principal Financial Officer

Julien Yoo	Chief Compliance Officer

Philip V. Giuca, Jr.	Assistant Treasurer

Peter W. Fortner	Assistant Treasurer

Kenneth G. Curran	Assistant Treasurer

Joseph F. DiMaria	Assistant Treasurer and Principal Accounting Officer

Thomas J. Davis	Vice President

Caroline L. Kraus	Secretary

Robert Griffith	Assistant Secretary

B-1